Exhibit 99.1

EXPLORATION NEWS RELEASE

CORTEZ TREND DRILLING INTERSECTS

0.07 OPT GOLD OVER 50 FT. INCLUDING 0.15 OPT OVER 20 FT.

NEW GOLD BAR RESOURCE ESTIMATE IMMINENT

Toronto, Ontario (October 30, 2008) - US GOLD CORPORATION (AMEX:UXG - TSX: UXG - Frankfurt: US8) announces that drilling at Gold Bar, located South of the company’s Tonkin project in the Cortez Trend, successfully intersected what US Gold’s geologists believe is a new mineralized zone, similar to those previously mined at the property between 1985-1997. Drilling in this new area returned 0.07 ounces per ton (opt) over 50 ft. including 0.15 opt over 20 ft [2.44 grams per tonne (gpt) over 15.2 meters (m) including 5.04 gpt over 6.1 m].

GOLD BAR EXPLORATION UPDATE

The Gold Bar drill program consisted of sixteen reverse circulation drill holes with the objective of testing for extensions outside the previously defined mineralization (Figure 1). Drilling has intersected what appears to be a new mineralized zone at Gold Bar. The mineralization at the property exists along zones situated northeast and northwest, with intersections of these zones being especially favorable. Three holes were drilled to test this area, and each hole intersected encouraging gold mineralization. Drilling 1,000 ft. (300 m) to the northeast also intersected gold mineralization, indicating that the two areas maybe connected, which could increase the size of the prospective zone considerably. Highlights from these areas are listed below:

Hole#	Gold Grade	From	To	Length	Gold Grade	From	To	Length
	(opt)	(ft.)	(ft.)	(ft.)	(gpt)	(m)	(m)	(m)
New Zone (Southeast)
GB05	0.04	180	255	75	1.27	54.9	77.7	22.9
Including	0.08	225	240	15	2.87	68.6	73.2	4.6

BG13	0.07	210	260	50	2.44	64.0	79.2	15.2
Including	0.15	210	230	20	5.04	64.0	70.1	6.1

GB16	0.07	240	265	25	2.52	73.2	80.8	7.6
Northeast Expansion
GB12	0.02	490	565	75	0.77	149.4	172.2	22.9
And	0.02	590	635	45	0.79	179.8	193.5	13.7

Additional holes to extend this mineralization to the southwest are in progress.

Drilling in a second target area, where exploration was designed to extend the gold mineralization (Figure 1) 600 ft. (180 m) northeast of the previously defined zone encountered lower grade gold. Although drilling did successfully extend the mineralization, future exploration will focus on US Gold’s newly discovered area where the initial grades are higher and closer to surface. Results from these holes are highlighted below:

Hole#	Gold Grade	From	To	Length	Gold Grade	From	To	Length
	(opt)	(ft.)	(ft.)	(ft.)	(gpt)	(m)	(m)	(m)

GB11	0.03	580	640	60	1.04	176.8	195.1	18.3
Including	0.04	585	625	40	1.34	178.3	190.5	12.2

GB14	0.01	540	585	45	0.45	164.6	178.3	13.7

GB15	0.02	335	405	70	0.62	102.1	123.4	21.3

Exploration was carried out to locate the source of the previously defined mineralization at Gold Bar. Although drilling did not locate the source, the upper portions of these holes were able to confirm the existing mineralization and assist with the resource estimate currently in progress for the project. Results from the three holes are below:

Hole#	Gold Grade	From	To	Length	Gold Grade	From	To	Length
	(opt)	(ft.)	(ft.)	(ft.)	(gpt)	(m)	(m)	(m)

GB06	0.03	0	150	150	1.04	0.0	45.7	45.7
Including	0.05	35	60	25	1.76	10.7	18.3	7.6

GB07	0.06	325	370	45	1.89	99.1	112.8	13.7
Including	0.08	330	355	25	2.68	100.6	108.2	7.6

GB08	0.08	0	40	40	2.84	0.0	12.2	12.2
Including	0.14	0	20	20	4.66	0.0	6.1	6.1

Holes GB 01, 02, 03, 04, 09, 10 did not encounter any significant gold mineralization.

Initial Resource Estimate

An initial NI 43-101 resource calculation for Gold Bar is currently being completed by Telesto Solutions in Reno, Nevada. The study, which is expected during the fourth quarter, will include drilling completed on the property prior to 2008. A subsequent update will look to incorporate the recent US Gold drilling.

ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company exploring throughout northeastern Nevada and has recently begun exploration in Mexico. The Company has large land holdings and a strong treasury. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

This news release has been viewed and approved by Steve Brown, Senior Geologist and Project Manager, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Nevada properties.

All assays are uncut, with analysis conducted by ALS Chemex utilizing a 30 gram fire assay charge with an AA finish. Drilling was performed with a standard reverse circulation (RC) rig, and samples were 5 feet in length. Quality assurance/quality control is assured by inserting standards and blanks every 40th sample and check assays sent to a second lab every 20th sample.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Stefan M. Spears, VP Projects

or

Ian J. Ball, VP Mexico

Tel: (647) 258-0395

Toll Free: (866) 441-0690

Fax: (647) 258-0408

info@usgold.com

99 George Street, 3rd Floor

Toronto, ON M5A 2N4

Figure 1
Gold Bar (Plan) Aerial View	October 30, 2008

GB15
GB14
NW
Figure 2
Cross Section
Known Zone
GB11
GB06
GB08
GB12
OPEN
GB07
GB05
GB16
New Zone
GB10
GB13
OPEN
SE
Cortez Trend, Nevada.
TONKIN
GOLD BAR
Area Shown
0 3 6
Miles
0 5 10
KM
0 500 1,000
Feet
N
0 150 300
Meters
Legend
2008 Drilling
Pit Outline
Known Zone
New Zone Expansion
New Zone
Cross Section Figure 2
GB13=Drill Hole #

Gold Bar Cross Section
Figure 2
October 30, 2008

NW
SE
Surface
GB13
0.07 opt / 50 ft.
0.15 opt / 15 ft.
Mineralization Open to Southwest
Defined Gold Mineralization Historic Drilling
2008 US Gold Drilling New Zone
Legend
Gold Mineralization
Drill Hole
Mineral Intercept
Fault
GB13=Drill Hole #
0 75 150
Meters
0 250 500
Feet